                                                                   EXHIBIT 10.15

                            STOCK OPTION AGREEMENT

    THIS STOCK OPTION AGREEMENT (the "Agreement") made and entered into as of the 15th day of January, 1996 by and between COMMUNICATIONS CENTRAL INC., a Georgia corporation (the "Company"); and C. DOUGLAS McKEEVER, a Georgia resident (the "Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company has adopted a stock option plan known as the Communications Central Inc. 1993 Stock Option Plan, which Plan was amended and restated as of October 11, 1995 (hereinafter referred to as the "Plan"), which Plan has the purpose of advancing the interests of the Company and its shareholders by strengthening the ability of the Company and its subsidiaries to attract and retain officers and key employees of training, experience and ability, and to furnish an additional incentive to those officers and key employees of the Company and its subsidiaries upon whose judgment, initiative and efforts the successful conduct and growth of its and their business largely depend, by encouraging officers and key employees to have a material interest in the increase in value of, and to become owners or increase their ownership of, the Common Stock, $.01 par value, of the Company ("Common Stock"); and

     WHEREAS, Optionee is an officer or key employee of the Company or its subsidiaries, and the Company desires to have Optionee remain as an officer or key employee and to afford Optionee the opportunity to acquire or enlarge Optionee's stock ownership in the Company, so that Optionee may have a direct proprietary interest in the Company's success;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

     1.   Grant of Option.  Subject to the terms and conditions set forth
          ---------------
herein, the Company grants to Optionee a stock option (the "Option") to purchase from the Company all or any part of 60,000 shares of Common Stock (the "Shares"), as follows:

          (a) The Option to purchase 36,000 Shares shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Incentive Option"); and
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THIS OPTION AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION MAY NOT
HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS OPTION NOR ANY OF SUCH SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER THE APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION.

        (b) The Option to purchase 24,000 Shares shall be a non-qualified stock option to which Section 421 of the Internal Revenue Code of 1986, as amended, does not apply (the "Non-Qualified Option").

2.  Term and Exercise of Option; Vesting.
    ------------------------------------

        (a) The term of the Option granted herein shall commence as of the date of this Agreement and end on January 15, 2006 (the "Option Period").

        (b) The Incentive Option to purchase 36,000 Shares shall vest over a four year period according to the following schedule:

             (i) The Incentive Option to purchase 9,000 Shares shall vest on January 15, 1997.

             (ii) The Incentive Option to purchase 27,000 Shares shall vest at a rate of 750 Shares per month commencing February 1, 1997 and continuing on the first day of each succeeding calendar month through and including January 1, 2000.

        (c) The Non-Qualified Option to purchase 24,000 Shares shall vest according to the following schedule:

             (i) The Non-Qualified Option to purchase 6,000 Shares shall vest effective on the sixty-fifth (65th) consecutive trading day that the Company's Common Stock shall have achieved a closing price, as published in the Wall Street Journal, at least equal to $7.25 per share during at least sixty-two (62) of the preceding sixty-five (65) such trading days.

             (ii) The Non-Qualified Option to purchase an additional 6,000 Shares shall vest effective on the sixty-fifth (65th) consecutive trading day that the Company's Common Stock shall have achieved a closing price, as published in the Wall Street Journal, at least equal to $9.25 per share, during at least sixty-two (62) of the preceding sixty-five (65) such trading days.

             (iii) The Non-Qualified Option to purchase an additional 6,000 Shares shall vest effective on the sixty-fifth (65th) consecutive trading day that the Company's Common Stock shall have achieved a closing price, as published in the Wall Street Journal, at least equal to $11.25 per share, during at least sixty-two (62) of the preceding sixty-five (65) such trading days .

            (iv) The Non-Qualified Option to purchase an additional 6,000 Shares shall vest effective on the sixty-fifth (65th) consecutive trading day that the Company's Common Stock shall have achieved a closing price, as published in the Wall Street Journal, at least equal to $13.25 per share.

            (d) Optionee shall not be entitled to exercise any portion of the Option which is not fully vested in accordance with the schedules set forth in Paragraphs 2(b) and 2(c) above as of the date that Optionee's employment with the Company or any of its subsidiaries is terminated, whether by the Company for cause, not for cause, or otherwise, or whether by Optionee.

            (e) Notwithstanding the vesting schedule set forth in Paragraphs 2(b) and (c) above, but subject to the provisions of Paragraph 2(d) hereof, all Options shall automatically vest upon the earlier to occur of (i) the occurrence of the events which make the option immediately exercisable in full under the terms of the Plan; or (ii) January 15, 2001.

            (f) An Option which is exercisable that is not exercised in a year may be exercised in any subsequent year during the Option Period.

            (g) Subject to the provisions of Paragraphs 2(b) and 2(c) above, the Option hereby granted shall be exercised by Optionee delivering to the Board of Directors of the Company, from time to time, on any business day, written notice specifying the number of Shares Optionee then desires to purchase and reaffirming that the representations made in Paragraph 7 hereof are true and correct as of the date of exercising the Option. A copy of the form of written notice to be used is attached hereto as Exhibit "A."

    3.      Option Price.
            ------------

            (a) Optionee shall pay $5.25 per share (subject to adjustment pursuant to Paragraph 6 hereof) for the Shares acquired pursuant to this Agreement.

            (b) Payment of the option price of the Shares shall be made in cash at the time an option is exercised, or through the use of a cashless exercise option, or upon such other terms and conditions as may be mutually agreeable to the Company and Optionee.

            (c) To the extent that Shares are used in making full or partial payment of the option price, the Shares will be valued at the fair market value thereof on the date of exercise, determined by the Company's Board of Directors.

    4.    Termination of Option.
          ---------------------

        (a) Except as otherwise provided below, the Option hereby granted shall terminate and be of no force or effect upon the happening of the first of the following events:

          (i)    The expiration of the Option Period;

         (ii) Three months after the effective date of termination of Optionee's employment or position as an officer of the Company or any subsidiary of the Company, except in the case of Optionee's death or total and permanent disability.

        (iii) If Optionee ceases to be an employee or officer of the Company or any subsidiary of the Company by reason of death or if Optionee dies within three months of retirement with consent of the Company or any subsidiary of the Company, or if Optionee becomes permanently and totally disabled, any unexpired portion of the Option held by Optionee and not exercised may be exercised by a legatee or legatees under Optionee's last will and testament or by his personal representative or representatives (to the extent the option would have been exercisable by Optionee as of the date of Optionee's death or date that Optionee became totally and permanently disabled, as the case may be) at any time within one year after the date of Optionee's death or the date of Optionee's retirement with consent, whichever occurs first, or the date that Optionee became totally and permanently disabled.

        (b) The Option evidenced hereby is nontransferable except as provided in Paragraph 4(a)(iii) above with respect to the death of Optionee and shall be exercisable during the lifetime of Optionee only by Optionee.

    5.    Rights As a Shareholder.  Optionee shall have no rights as a
          -----------------------
shareholder of the Company with respect to any Shares covered by this Option until the issuance of a stock certificate to him for such Shares.

    6.    Change in Capitalization.
          ------------------------

        (a)    As provided in the second and third subparagraphs of Paragraph
     3 of the Plan, and upon the occurrence of any of the conditions listed therein, the Committee in its sole discretion shall make any adjustments as may be appropriate in the number and kind of Shares as to which this Option shall be exercisable and in the option rights granted. These adjustments shall be made without change in the total price applicable to the Option and with a corresponding adjustment in the option price per Share. Any adjustment may provide for the elimination of fractional Shares.

        (b) As provided in the fifth subparagraph of Paragraph 3 of the Plan, upon the occurrence of any of the conditions listed therein, this Option shall be immediately exercisable in accordance with that subparagraph, subject to the limitations imposed under this Section.

    7.    Investment Representations.  The Optionee hereby represents and
          --------------------------
warrants to the Company as follows:

        (a)    Access to Information.  Because of the Optionee's business
               ---------------------
    relationship with the Company and with the management of the Company, Optionee has had access to all material and relevant information concerning the Company, thereby enabling the Optionee to make an informed investment decision with respect to his investment in the Company; and all data requested by the Optionee from the Company or its representatives concerning the business and financial condition of the Company and the terms and conditions of the Option granted to him has been furnished. The Optionee acknowledges that he has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, the Company or its representatives concerning the present and proposed business and financial condition of the Company.

        (b)    Financial Sophistication.  The Optionee is knowledgeable and
               ------------------------
    sophisticated in business and financial matters, such that he is capable of weighing the merits and risks of investing in the Shares.

        (c)    Understanding of Investment Risks.  The Optionee understands
               ---------------------------------
    that:

               (i) An investment in the Shares represents a highly speculative investment, and there can be no assurance as to the success of the Company in its business;

              (ii) There will be possible future dilution in the net tangible book value per share compared to the per share option price;

             (iii) The option price should not be considered an indication of the actual value of the Shares issuable upon exercise.

        (d)    Understanding of Nature of Shares.  The Optionee understands
               ---------------------------------
    that:

               (i) The Shares issuable upon exercise of the Option may not yet have been registered under the Securities Act of 1933, as amended (the "Act") , or any state securities laws and will only be issued and sold in reliance upon certain of the exemptions contained in the Act and under applicable state securities laws, and that the representations and warranties of the Optionee contained herein, which will have to be renewed as to the Shares at the time(s) of exercise of the Option, are essential to any claim of exemption by the Company under said Act and such state securities laws;

              (ii) The Shares may be "restricted securities," as that term is defined in Rule 144 promulgated under the Act or otherwise subject to the provisions of Rule 144 promulgated under the Act;

             (iii) This Option cannot be exercised and the Shares will not be sold to the Optionee and the Optionee cannot resell or transfer the Shares without registration under the Act and applicable state securities laws or unless the Company receives an opinion of counsel acceptable to it (as to both counsel and the opinion) that such registration is not necessary;

              (iv) The Shares and any certificates issued in replacement therefor, shall bear the following legend, in addition to any other legend required by law or otherwise deemed applicable by the Company:

              "The Shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws and may not be sold, transferred or otherwise disposed of unless a registration statement under the Act and applicable state securities laws with respect to such Shares has become effective or unless the Company is in receipt of an opinion of counsel satisfactory to it to the effect that such Shares may be sold without registration under the Act and applicable state securities laws."

               (v) Only the Company can register the Shares under the Act and applicable state securities laws;

              (vi) Except as otherwise herein set forth, the Company has not made any representations to the Optionee that the Company will register the Shares under the Act or any applicable state securities laws, or with respect to compliance with any exemption therefrom;

             (vii) There are stringent conditions for Optionee's obtaining an exemption for the resale of the Shares under the Act and any applicable state securities laws; and

            (viii) The Company may, from time to time, make stop transfer notations in its transfer records to ensure compliance with the Act, any applicable state securities laws, and any additional restrictions agreed to with or imposed by the Company's institutional lenders, and state securities administrators.

        (e)    Investment Intent.  The Optionee represents and warrants that:
               -----------------

               (i) He is acquiring the Option for his own account and not on behalf of any other person;

              (ii) He is acquiring the Option for investment and not with a view to distribution or with the intent to divide his participation with others by reselling or otherwise distributing the Shares;

             (iii) Neither the Optionee nor anyone acting on his behalf has paid or will pay any commission or other remuneration to any person in connection with the acquisition of the Option or the Shares.

        (f) Optionee understands at the time of exercise of this Option at the request of the Company he will have to make all the representations and warranties contained in this Paragraph 7 as if applicable to the Shares to be issued as a condition of their issuance by the Company.

    8.    Compliance with Securities Laws.  Anything in this Agreement to
          -------------------------------
the contrary notwithstanding, if, at any time specified herein for the issuance of Shares to Optionee, any Federal or state securities law or any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction shall require either the Company or Optionee to take any action in connection with the Shares then to be issued, the issuance of the Shares shall be deferred until that action shall have been taken; however, the Company shall be under no obligation to take action, and the Company shall have no liability whatsoever as a result of the nonissuance of the Shares, except to refund to Optionee any consideration tendered in respect of the option price.

    9.    Notices.  Any notice which either party hereto may be required or
          -------
permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, certified mail, return receipt requested, addressed as follows: to the President of the Company, or to the Company (attention of the President), at 1150 Northmeadow Parkway, Suite 118, Roswell, Georgia 30076, or at any other address as the Company, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee's address as shown on the records of the Company, or at any other address as Optionee, by notice to the Company, may designate in writing from time to time.

      10.   Compliance with Section 422 of the Code.  Anything to the
            ---------------------------------------
contrary notwithstanding, the Incentive Option granted hereunder may not be exercised in any manner which would cause the Incentive Option not to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

      11.   Successors.  This Agreement shall be binding upon and inure to
            ----------
the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

      12.   Severability.  In the event that any one or more of the
            ------------
provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

      13.   Entire Agreement.  Subject to the terms and conditions of the
            ----------------
Plan, which is incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      14.   Governing Law.  This Agreement shall be governed and construed in
            -------------
accordance with the laws of the State of Georgia in all respects.



                         [SIGNATURES ON FOLLOWING PAGE]

  IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the date and year set forth above.

                                       COMPANY:

                                       COMMUNICATIONS CENTRAL INC.



                                       By: /s/ Rodger L. Johnson
                                           ---------------------
                                           Rodger L. Johnson
                                           President and Chief Executive Officer


                                       Optionee:


                                       /s/ C. Douglas McKeever        (SEAL)
                                       ------------------------------------
                                       C. Douglas McKeever

                                  EXHIBIT "A"

                          COMMUNICATIONS CENTRAL INC.

                          FORM OF EXERCISE OF OPTION
                          --------------------------


Communications Central Inc.
1150 Northmeadow Parkway
Suite 118
Roswell, Georgia 30076


Gentlemen:

     Referring to the Stock Option Agreement dated January 15, 1996 between Communications Central Inc. (the "Company") and the undersigned, granting to me the right to purchase a total of 60,000 shares of common stock, $.01 par value, of the Company at an option price of $5.25 per share, I hereby exercise my right to purchase pursuant to said Agreement __________ shares at said price and deliver to you herewith cash, or check payable to the Company, in the total amount of $________, representing the full purchase price of said shares. If I have not delivered cash or a check payable to the Company with this notice, I hereby request that the Company withhold the number of shares that have an aggregate value equal to the aggregate option price of the number of shares for which this notice is given from the number of shares issued to me.

Date:
     ---------------------

                                       Signature
                                                ------------------------------

                                       Name
                                            ----------------------------------

                                       Address:
                                                ------------------------------

                                       Social Security No.:
                                                           -------------------